Exhibit 10.56

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

November 30, 2022
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878

Attention:    [***], Senior Vice President
Subject:    Modification No. 03
Reference:    MCDC Base Agreement No. 2020-530
Dear [***]:
In accordance with the terms and conditions of the referenced MCDC Base Agreement, Modification No. 03 hereby amends the Base Agreement as follows:

DESCRIPTION OF MODIFICATION

1) Article XXI, General Provisions, Section 21.15, Follow-On Production, of the MCDC Base Agreement is hereby amended to read as indicated in bold italics below:

Section 21.15 Follow-On Production

10 U.S.C. § 4022(f) authorizes the use of a follow-on production contract (FAR) or transaction (OTA). In order to be eligible for follow-on production, the following criteria is required: (1) the follow-on shall be awarded to the same participants named in the PA; (2) competitive procedures were used to award the PA in question; and (3) the PA was successfully completed. This MCDC Base Agreement was the result of competitive procedures, and competitive procedures are used to award individual projects under this MCDC Base Agreement. The AO shall be responsible for documenting whether or not a PA was successfully completed. Follow-on production efforts shall be strictly limited to the scope of the successfully completed prototype. This MCDC Base Agreement will not be used to award follow-on production efforts; Government customers will be responsible for working with their contracting personnel.

Furthermore, successful completion can occur prior to the conclusion of a prototype project, in order to allow the Government to transition any aspects of the prototype project determined to provide utility, into production, while other aspects of the prototype project have yet to be completed.

All PAs shall include the following statement:

"In accordance with 10 U.S.C. § 4022(f), and upon a determination that this competitively awarded prototype project has been successfully completed, this prototype project may result in the award of a follow-on production contract or transaction without the use of competitive procedures."

Except as provided herein, all Terms and Conditions of the referenced MCDC Base Agreement and preceding modifications remain unchanged and in full force and effect.

This modification is issued unilaterally. The Project Agreement Holder is not required to sign to finalize this action. Advanced Technology International
By:[***]     Name:[***]     Title: Subcontracts Administrator II     Date: Nov 30 2022